EXHIBIT 23.1

                           CONSENT OF BDO SEIDMAN, LLP


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


International Fibercom, Inc.
3410 East University Drive, Suite 180
Phoenix, Arizona 85034


     We consent to the incorporation by reference in the Prospectus constituting a part of the following registration statements of our report dated February 16, 2001, relating to the consolidated financial statements and schedules of International Fibercom, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000:

     Registration Statement on Form S-8 (No. 333-42802); and,

     Registration Statement on Form S-8 (No. 333-31788).

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                   /s/ BDO SEIDMAN, LLP


Los Angeles, California
March 30, 2001